Exhibit 99.2

www.CellTherapeutics.com

Cell Therapeutics, Inc. Files Amendment to Articles of Incorporation

SEATTLE, June 27, 2013— Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) today announced that it has filed with the Secretary of State of the State of Washington an amendment to CTI’s Amended and Restated Articles of Incorporation (as amended, the “Articles of Incorporation”) reflecting an increase in CTI’s total number of authorized shares from 150,333,333 to 215,333,333 and an increase in CTI’s total number of authorized shares of common stock from 150,000,000 to 215,000,000. The amendment to the Articles of Incorporation was approved by CTI’s shareholders at CTI’s annual meeting of shareholders held on June 26, 2013.

CTI has filed a Current Report on Form 8-K, including a copy of the amendment to the Articles of Incorporation, with the U.S. Securities and Exchange Commission (the “SEC”) and the offices of CTI’s Italian branch. A copy of the amendment and the aforesaid Current Report on Form 8-K is available on CTI’s website (www.CellTherapeutics.com, in the “Investors” section).

About Cell Therapeutics, Inc.

CTI (NASDAQ and MTA: CTIC) is a biopharmaceutical company committed to the development and commercialization of an integrated portfolio of oncology products aimed at making cancer more treatable. CTI is headquartered in Seattle, WA. For additional information and to sign up for email alerts and get RSS feeds, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcomes of which could materially and/or adversely affect actual future results and the market price of CTI’s securities. Specifically, the risks and uncertainties include CTI’s ability to continue to raise capital as needed to fund its operations in general, and, including, without limitation, competitive factors, technological developments, costs of developing, producing, and selling CTI’s product candidates, and the risk factors listed or described from time to time in CTI’s filings with the Securities and Exchange Commission including, without limitation, CTI’s most recent filings on Forms 10-K, 10-Q, and 8-K. Except as may be required by law, CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

3101 Western Ave. #600	T 206.282.7100
Seattle, WA 98121	F 206.284.6206

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Contacts:

CTI Media and Investor Contacts:

Monique Greer

+1 206.272.4343

mgreer@ctiseattle.com

Ed Bell

+1 206.282.7100

invest@ctiseattle.com

In Europe

CTI Life Sciences Limited, Milan Branch:

Laura Villa

E: CTI_EUInvestors@CTI-Lifesciences.com

T: +39 02 89659700

http://www.celltherapeutics.com/italiano

3101 Western Ave. #600	T 206.282.7100
Seattle, WA 98121	F 206.284.6206